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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the (i) Registration Statements (Forms S-8 No. 33-41527, No. 33-55446, No. 33-55448, No. 33-78848, No. 33-78844,
No. 33-78834, No. 33-95270, No. 333-13015 and No. 333-07879) of NTL
Incorporated (formerly International CableTel Incorporated (the "Company")) and
(ii) Registration Statements (Forms S-3 No. 333-00118, No. 33-92792, No. 333-07879, and No. 333-16751) of the Company and in the related Prospectuses of our report dated March 27, 1997, with respect to the consolidated financial statements and schedule of the Company included in the Annual Report (Form 10-K) for the year ended December 31, 1996.




                                                               ERNST & YOUNG LLP


New York, New York
March 27, 1997